EMPLOYMENT AGREEMENT
                              --------------------

This Employment Agreement ("Agreement") is between National Lampoon, Inc. ("Employer"), with its principal place of business at 8228 Sunset Blvd., Los Angeles, California 90046, ("Employer") and Lorraine Evanoff ("Employee") whose address is 269 S. Beverly Drive, #257, Beverly Hills, California 90212. This date of this Agreement is October 27, 2008 (the "Effective Date").

1. EMPLOYMENT: Employer hereby agrees to employ Employee as its principal accounting officer and Employee hereby agrees to accept such employment under the terms and conditions set forth below. Employee shall be based in Los Angeles, California but shall travel as reasonably required by Employer.

2.    TITLE: Chief Financial Officer

3. TERM: Employment shall be at will, subject to the termination provisions included in paragraph 15 below.

4. BASE SALARY: Employee's compensation shall be One Hundred Thousand Dollars ($100,000) per year, subject to normal statutory deductions, payable semi-monthly or in accordance with Employer's then existing payment policy.

5. OPTIONS: Employee has been or will be granted options to purchase Employer's common stock as follows:

            (a) An option to purchase 150,000 shares of Employer's common stock at an exercise price of $2.30 was granted to Employee on December 17, 2007. The right to purchase 50,000 shares of common stock vested immediately and the right to purchase the remaining 100,000 shares of common stock will vest over the 36 month period following the grant date.

            (b) An option to purchase 100,000 shares of Employer's common stock will be granted on the date that the American Stock Exchange notifies the Employer that it has regained compliance with Section 1003(a)(iv) of the AMEX Company Guide, as required by the letter received by the Employer on February 27, 2008 from the American Stock Exchange. The right to purchase the common stock will vest on the date (the "Notification Date") that the Employer receives written notification from the American Stock Exchange that it has regained compliance with Section 1003(a)(iv) of the AMEX Company Guide. The exercise price will be equal to the last sale price of Employer's common stock on the Notification Date. If no sales of Employer's common stock are made on the Notification Date, then the exercise price will be equal to the last sale price of Employer's common stock on the last day prior to the Notification Date on which trades were made and reported. The term of the option will be 5 years.


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            (c)   Until this Agreement is terminated in accordance with
                  paragraph 15 below, on January 31, 2009 and on January 31st of each year thereafter, Employee will receive an option to purchase 100,000 shares of Employer's common stock at an exercise price that is equal to or greater than the last sale price of Employer's common stock on the grant date. If no sales of Employer's common stock are made on the grant date, then the exercise price will be equal to the last sale price of Employer's common stock on the last day prior to the grant date on which trades were made and reported. The right to purchase the common stock will vest in equal increments over 36 months. The term of the option will be 10 years.

6. BENEFITS: During Employee's employment under this Agreement, Employee shall be entitled to participate in any and all medical, pension, dental and life insurance plans and disability income plans, retirement arrangements and other employment benefits as in effect from time to time for the employees of Employer generally. Such participation shall be subject to (i) the terms of the applicable plan documents (including, as applicable, provisions granting discretion to Employer's Board of Directors or any administrative or other committee provided for therein or contemplated thereby) and (ii) Employer's generally applicable policies. Employee shall be entitled to accrue vacation time at the rate of 10 business days per year, in accordance with Employer's vacation policy. Vacation time shall accrue as of November 1, 2007. Employer shall reimburse Employee for all reasonable business expenses incurred by Employee during Employee's employment hereunder to the extent in compliance with Employer's business expense reimbursement policies in effect from time to time and upon presentation by Employee of such documentation and records as Employer shall from time to time reasonably require.

7. SERVICES: Employee's services shall not be exclusive to Employer. Employee shall render such services as are customarily rendered by persons in Employee's capacity in the entertainment industry and as may be reasonably requested by Employer. Employee hereby agrees to comply with all reasonable requirements, directions and requests, and with all reasonable rules and regulations made by Employer in connection with the regular conduct of its business; to render services during Employee's employment hereunder whenever and wherever and as often as Employer may reasonably require in a competent, conscientious and professional manner. Employee acknowledges receipt of a handbook setting forth Employer's rules and policies.

8. INDEMNITY. Subsequent to the execution of this Agreement, Employer and Employee shall execute and deliver to each other an Indemnity Agreement. The delivery of such agreement by Employer is in consideration for the performance by Employee of her obligations since the start of her employment and under this Agreement.

9. CONFIDENTIAL INFORMATION; RESULTS AND PROCEEDS: Employee hereby expressly agrees that Employee will not disclose any confidential matters of Employer prior to, during or after Employee's employment. In addition, Employee agrees that Employer shall own all rights of every kind and character throughout the universe, in perpetuity to any material and/or idea suggested or submitted by Employee or suggested or submitted to Employee by a third party that occurs during Employee's employment. Employee agrees that Employer shall own all the results and proceeds of Employee's services that are related to Employee's employment and responsibilities, whether rendered before or after the Effective Date.

10. NOTICES: All notices to be given pursuant to this agreement shall be effected either by mail or personal delivery in writing at the addresses first above written.


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11.   COMPLETE AGREEMENT; MODIFICATIONS: Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party that are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. This Agreement embodies the complete agreement and understanding between the parties and supersedes all prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof. Any modification of this Agreement will be effective only if it is in writing and signed by the party to be charged.

12. LAWS: This agreement will be governed by the laws of the State of California irrespective of rules pertaining to conflicts of laws. This Agreement may be executed via facsimile and/or in counter-parts and all such counter-parts and/or facsimile copies shall be deemed one and the same and an original of this Agreement.

13. WAIVERS: Failure to require compliance with any provision or condition provided for under this Agreement at any one time, or several times, shall not be deemed a waiver or relinquishment of such provision or condition at any other time.

14. ASSIGNMENT: Employee shall not assign any of her rights or delegate any of her duties under this Agreement. Employer's rights and obligations under this Agreement will inure to the benefit of and be binding upon Employer's successors and assigns.

15. TERMINATION AND NON-RENEWAL: Notwithstanding any other provisions of this Agreement, Employee's employment under this Agreement shall terminate under the following circumstances:

            (a) Termination by Employer for Cause. Employee's employment under this Agreement may be terminated for Cause without further liability on the part of Employer other than for accrued but unpaid salary through the date of termination effective immediately upon written notice to Employee. "Cause" shall mean the following:

                  (i) the commission by Employee of any act of embezzlement, fraud, larceny or theft on or from Employer or an affiliate of Employer;

                  (ii) the commission by Employee of, or indictment of Employee for a felony or any misdemeanor, which misdemeanor involves moral turpitude, deceit, dishonesty or fraud;

                  (iii) failure to perform, or materially poor performance of, Employee's duties and responsibilities assigned or delegated under this Agreement, or any material misconduct or violation of Employer's policies, in either case, which continues for a period of 30 days after written notice given to Employee; or

                  (iv) a material breach by Employee of any of the covenants, terms or provisions of this Agreement or any agreement between Employer and Employee regarding confidentiality.

            (b) Termination by Employee. Employee's employment under this Agreement may be terminated by Employee by written notice to the Board of Directors at least 30 days prior to such termination.

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            (c) Death; Disability. Upon the death of the Employee, or upon the permanent disability (as defined below) of the Employee continuing for a period in excess of 30 consecutive days, all obligations of Employer under this Agreement shall immediately terminate other than any obligation of Employer with respect to earned but unpaid salary and earned benefits contemplated hereby to the extent accrued or vested through the date of termination. As used herein, the terms "permanent disability" or "permanently disabled" shall mean the inability of the Employee, by reason of injury, illness or other similar cause, to perform a major part of her duties and responsibilities in connection with the conduct of the business and affairs of Employer, as determined reasonably and in good faith by Employer.

            (d) Termination by Employer Without Cause. Subject to the payment of Termination Benefits pursuant to paragraph 15(e), Employee's employment under this Agreement may be terminated without Cause by Employer upon written notice to Employee.

            (e) Certain Termination Benefits. Unless otherwise specifically provided in this Agreement or otherwise required by law, all compensation and benefits payable to Employee under this Agreement shall terminate on the date of termination of Employee's employment under this Agreement. Notwithstanding the foregoing, in the event of termination of Employee's employment with Employer pursuant to paragraph 15(d) above, Employer shall pay or provide to Employee (i) only such compensation as is earned under paragraph 4 through the date of termination plus one month's salary; (ii) all accrued but unused vacation benefits; (iii) all unvested options will immediately vest, (iv) Employee will have the right to exercise all options for a period of 90 days following the termination date. (the "Severance Benefits").

            The parties hereto agree that the Severance Benefits are to be in full satisfaction, compromise and release of any claims arising out of any termination of the Employee's employment pursuant to paragraph 15(d), and such amounts shall be contingent upon the Employee's delivery of a general release of such claims upon termination of employment in a form reasonably satisfactory to Employer, it being understood that no Severance Benefits shall be provided unless and until the Employee determines to execute and deliver such release.

            (f) Notwithstanding termination of this Agreement as provided in this paragraph 15 or any other termination of Employee's employment with Employer, Employee's obligations under paragraphs 9 and 16 hereof shall survive any termination of Employee's employment with Employer at any time and for any reason.

16. TRADE SECRETS: The parties acknowledge and agree that during the term of this Agreement and in the course of the discharge of his duties hereunder, Employee shall have access to and become acquainted with information concerning the operation of Employer and its affiliated entities, including without limitation, financial, personnel, sales, planning and other information that is owned by Employer and regularly used in the operation of Employer's business and that this information constitutes Employer's trade secrets. Employee agrees that she shall not intentionally or through gross negligence disclose any such trade secrets, directly or indirectly, to any other person or use them in any way during her employment or at any other time thereafter, except as is required in the course of her employment for Employer.


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17.   ARBITRATION: Any controversy, dispute or claim of whatever nature arising out of, in connection with or relating to this Agreement or the interpretation, meaning, performance, breach or enforcement thereof, including any controversy, dispute or claim based on contract, tort, or statute, and including without limitation claims relating to the validity of this Agreement or relating to termination of employment, shall be resolved at the request of either party to this Agreement, by final and binding arbitration conducted at a location determined by the arbitrator in Los Angeles, California, administered by and in accordance with the then existing Rules of Practice and Procedure of J*A*M*S/Endispute, Inc.. (Jo Ao Mo S), and judgment upon any award rendered by the arbitrator(s) may be entered by any State or Federal Court having jurisdiction thereof. Either party may commence such proceeding by giving notice to the other party in the manner provided in paragraph 10 of this Agreement. Upon filing a demand for arbitration, all parties to the Agreement will have right of discovery to the maximum extent provided by law for actions tried before a court, and both agree that in the event of an arbitration, disputes as to discovery shall be determined by the arbitrator(s). The arbitrator(s) in any such proceeding shall apply California substantive law and the California Evidence Code to the proceeding. The arbitrator(s) shall have the power to grant all legal and equitable remedies (provisional and final) and award damages provided by California law. The arbitrator(s) shall prepare in writing and provide to the parties an award including findings of fact and conclusions of law. The arbitrator(s) shall not have the power to commit errors of law or legal reasoning, and the award may be vacated or corrected pursuant to California Code of Civil Procedure ss.ss.1286.2 or 1286.6 for any such error. Employer shall pay all fees of the arbitrator, and each party shall bear its or his expenses, costs and attorney fees relating to the arbitration and recovery under any order and/or judgment rendered therein. In any such proceeding general counsel for Employer may represent Employer regardless of whether such counsel has rendered advice to Employee in the past unless prohibited by law or rules of the California State Bar Association. The parties hereto hereby submit to the exclusive jurisdiction of the courts of the State of California for the purpose of enforcement of this agreement to arbitrate and any and all awards or orders rendered pursuant thereto. Should any party seek a provisional remedy to enforce such party's rights under this Agreement, such action shall be brought exclusively in the Superior Court of the State of California in and for the County of Los Angeles ("Superior Court") pursuant to California Code of Civil Procedure ss.1281.8. Service in any such action may be effected by providing process to the other party in the manner provided in Paragraph 10. The Superior Court in such action shall apply California substantive law. Each party shall bear its or her expenses, costs and attorney fees relating to such proceeding and enforcement of or securing recovery under any order and/or judgment rendered therein. The parties hereto hereby submit to the exclusive jurisdiction of the Superior Court for the purpose of securing such provisional remedies to enforce this Agreement and any and all orders and judgments rendered pursuant thereto.


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18.   INDEMNIFICATION: Employer hereby agrees to hold harmless and indemnify
      Employee to the fullest extent authorized or permitted by law, as such may be amended from time to time, from and against all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by her or on her behalf in connection with any proceeding or any claim, issue or matter, if she acted in good faith and in a manner she reasonably believed to be in or not opposed to the best interests of Employer and, with respect to any criminal proceeding, had no reasonable cause to believe her conduct was unlawful. The benefits afforded hereby may not be reduced at a subsequent date without the express written permission of the Employee. Employee shall be entitled to indemnification if, by reason of her employment, which the parties agree began on November 1, 2007, she is, or is threatened to be made, a party to or participant in any proceeding brought by a third party, whether brought by or in the right of Employer, provided however, that, if applicable law so provides, no indemnification against expenses shall be made in respect of any claim, issue or matter in such proceeding as to which Employee shall have been adjudged to be liable to Employer unless and to the extent that the Superior Court of the State of California, or the court in which such proceeding shall have been brought or is pending, shall determine that such indemnification may be made.

19. If the foregoing represents Employee's and Employer's understanding and agreement and Employee, please sign where set forth below.


                                        National Lampoon, Inc.


                                        By ________________________________

                                        Its:  _____________________________

Agreed to and Accepted:

________________________________
Lorraine Evanoff

Dated: _________________________